Exhibit 10.13

THIRD AMENDMENT
TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement is entered into as of December 29, 2003 (the “Amendment”), by and among OCULAR SCIENCES, INC. (“Borrower”), and COMERICA BANK, a Michigan banking corporation, successor by merger to Comerica Bank-California, as the Agent for the Lenders (“Bank”).

RECITALS

Borrower, Bank, and Lenders are parties to that certain Credit Agreement dated as of April 16, 2002, as amended from time to time, including by that certain First Amendment to Credit Agreement entered into as of March 30, 2003 and that certain Second Amendment to Credit Agreement entered into as of October 22, 2003 (collectively, the “Agreement”). The parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.                                       The following defined term in the Agreement hereby is amended and restated in its entirety to read as follows:

“Collateral means all property which at any time is subject or is to become subject to any Lien granted or created under any of the Collateral Documents; provided, however, that any shares of capital stock or other securities, or warrants or options to acquire capital stock or other securities of Ocular Japan (collectively, the “Japan Securities”) shall not at any time constitute part of the Collateral; provided, further, that to the extent any consensual Lien in the Japan Securities is granted to any person, such Lien shall be (i) at least pari passu and pro rata with any Lien to be granted to Bank with respect to the Japan Securities, and (ii) subject to an intercreditor agreement in form and content reasonably satisfactory to Bank.”

2.                                       Section 4.1(t) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(t) No Negative Pledges.  Except with respect to the OSJ Facility, neither Borrower nor any of its Subsidiaries are parties to or subject to any agreement, document or instrument which would restrict or prevent them from granting first priority Liens upon their assets to the Agent and the Lender Group, except the agreements, documents or instruments existing on the Closing Date pursuant to which Liens not prohibited by the terms of this Agreement have been created.”

3.                                       New Section 5.3(c)(xi) hereby is added to the Agreement to read as follows:

“(xi)         Investments by Borrower under the OSJ Facility.”

4.                                       Section 5.3(g)(iii) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(iii)        except as set forth in the OSJ Facility on the date of this Amendment, enter into any agreement restricting the ability of any Subsidiary of Borrower to declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities to its stockholders (other than as permitted in Section 5.3(m));”

5.                                       Section 5.3(1) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(1)         Negative Pledge.  Except with respect to the OSJ Facility, enter into, or be subject to, any agreement, document or instrument under which Borrower or any of its Subsidiaries, except as provided hereunder, agrees and covenants with the Person party thereto that Borrower or such Subsidiary shall not grant first priority Liens upon their assets to any other Person.”

6.                                       Section 5.3(m) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(m)        Payment Restrictions Affecting Subsidiaries.  Except with respect to the OSJ Facility, cause, permit or suffer any Subsidiary to become or remain subject to any contractual obligation that in any manner limits or restricts its right to pay dividends or make distributions, whether in cash or in property, to its stockholders or to make loans or sell assets to Borrower or any of its Subsidiaries or to enter into any other lawful transaction with Borrower or any of its Subsidiaries, except limitations and restrictions set forth in the Loan Documents.”

7.                                       Bank shall cause to be filed, within ten (10) days of the date of this Amendment, a UCC Financing Statement Amendment, amending the Collateral description to conform to amended definition herein.

8.                                       Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect. The Pledge Agreement remains in full force and effect.

9.                                       Borrower represents and warrants that the representations and warranties contained in the Agreement and the Pledge Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred or is continuing.

10.                                 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11.                                 As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           an amount equal to all Bank Expenses incurred to date; and

(c)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OCULAR SCIENCES, INC.

By:	/s/ Steven M. Neil
Name:	Steven M. Neil
Title: CFO

COMERICA BANK, successor by merger to Comerica Bank-California, as Agent and as a Lender

By:	/s/ John Esposito
Name:	John Esposito
Title:	Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Patricia A. Williams
Name:	Patricia A. Williams
Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]